EXHIBIT 99


                               ONCOLOGIX TECH, INC
                              A Nevada Corporation

               AGREEMENT FOR THE EARLY RELEASE OF ESCROWED SHARES

The parties to this Agreement are Oncologix Tech, Inc, a Nevada corporation ("the Company") and each of the following (hereinafter sometimes called individually a "Holder" and collectively "the Holders"): Jeff Franco, Andrew Green, Andrew S. Kennedy, MD, and Adam Lowe. The parties have agreed as follows:


1. The Escrow

Each of the Holders is the registered owner of the number of shares of the Company's common stock ("Shares") and the beneficiary of additional Shares that are being held in escrow, as shown in the following table:

             Name of Holder              Number of           Number of
                                         Shares in           Continuing
                                         Escrow *            Shares

          Jeff Franco                    8,369,842           5,579,896
          Andrew Green                   2,821,342             940,448
          Andrew S. Kennedy, MD          8,369,842           5,579,896
          Adam Lowe                      2,821,342             940,448


          * The number of shares shown in the column entitled "Number of Shares in Escrow" does not include shares not subject to the Escrow arrangement, or shares previously held in the Escrow but released pursuant to the terms thereof.
          Those never escrowed shares and released shares are shown in the adjoining column headed "Continuing Shares".


The Escrowed Shares are being held in escrow pursuant to that certain Escrow Agreement among the parties dated July 26, 2006 ("The Escrow Agreement'). Under the Escrow Agreement, the Escrowed Shares would be released to the respective Holders upon the occurrence of certain events, or would otherwise be returned to the Company if those events did not occur on or before July 26, 2012 (the "Benchmark Date"). The parties acknowledge that the events, the occurrence of which were to result in the release of the Escrowed Shares to the Holders, will not occur prior to the Benchmark Date, and that the Escrowed Shares will, under the terms of the Escrow Agreement, be released to the Company on such date.


2. Purpose.

The purpose of this Agreement is to provide for the early release of the Escrowed Shares to the Company, which will allow the Company, as the Company has informed the Holders to seek additional financing. Accordingly, each of the Holders hereby consents to the Escrow Agent's (Hodes, Ulman, Pessin & Katz, P.A.) immediate release to the Company of their respective Escrowed Shares.

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3. Consideration - Reliance.

Each Holder acknowledges that after the return of the Escrowed Shares to the Company, he will continue to be a significant shareholder of the Company as an owner of the "Continuing Shares". Based on such continuing ownership, each Holder may realize a significant financial benefit if the Company succeeds in its financing efforts. Furthermore, each Holder acknowledges that the Company and future investors in the Company will rely on such return in calculating the number of authorized but unissued shares of the Company's common stock and that such calculation will be the basis for financial statements filed by the Company pursuant to the federal securities laws.


4. Instructions to Escrow Agent.

Each Holder agrees that the delivery of a signed copy of this Agreement shall constitute instructions to the Escrow Agent, Hodes, Ulman, Pessin & Katz, P.A., to release all of the Escrowed Shares to the Company. Notwithstanding the foregoing, however, each Holder also agrees to execute and deliver such further instructions, agreements or instruments reasonably required to give effect to the agreements contained herein.



_________________________________   _____________________

Jeff Franco                         Date


_________________________________   _____________________

Andrew Green                        Date



_________________________________   _____________________

Andrew S. Kennedy, MD               Date



_________________________________   _____________________

Adam Lowe                           Date


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